UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2009

CIBER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6363 South Fiddler’s Green Circle, Suite 1400, Greenwood Village, Colorado		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 220-0100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02. Results of Operations and Financial Condition.

On October 27, 2009, CIBER, Inc. (the “Company” or “we”) issued a press release in which we announced our financial results for the three and nine months ended September 30, 2009, and updated our 2009 fiscal year guidance.  The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”).  However, management believes that certain non-GAAP financial measures used in managing the Company’s business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results.  Certain of the information set forth in the attached press release constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission.  We have presented below a reconciliation of these measures to the most directly comparable GAAP financial measure.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable amounts determined in accordance with GAAP in the United States.

These non-GAAP financial measures are discussed below.

1.               Organic Revenue Growth – Organic revenue growth is measured as GAAP reported revenue growth adjusted for acquisitions and divestitures, the impact of foreign currency, and other changes that do not reflect the underlying results and trends.

Organic revenue growth is a useful measure of the Company’s performance because it excludes items that:

1) are not completely under management’s control, such as the impact of foreign currency exchange; or 2) do not reflect the underlying growth of the Company, such as acquisition and divestiture activity.  The limitation of this measure is that it excludes items that have an impact on the Company’s revenue.  This limitation is best addressed by using organic revenue growth in combination with the GAAP numbers.

The following table reconciles organic revenue growth for the quarter ended September 30, 2009, as compared to the quarter ended June 30, 2009, to the most comparable GAAP measure, reported revenue growth.

Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth (Non-GAAP)

	Europe(1)			CIBER Consolidated
(Dollars in millions)	Q2 2009	Q3 2009	% Change	Q2 2009	Q3 2009	% Change
GAAP total revenue	$85.3	$89.5	4.9%	$260.6	$256.4	(1.6)%
Less: Effect of foreign currency translation	—	(5.3)		—	(5.3)
Organic total revenue	$85.3	$84.2	(1.3)%	$260.6	$251.1	(3.6)%

(1)Presented net of intersegment eliminations.

The following tables reconcile organic revenue growth for the three and nine month periods ended September 30, 2008 and 2009, to the most comparable GAAP measure, reported revenue growth.

Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth (Non-GAAP)

	Custom Solutions(1)			Europe(2)			CIBER Consolidated
(Dollars in millions)	Q3 2008	Q3 2009	% Change	Q3 2008	Q3 2009	% Change	Q3 2008	Q3 2009	% Change
GAAP total revenue	$133.2	$106.5	(20.0)%	$105.3	$89.5	(15.0)%	$300.0	$256.4	(14.5)%
Plus: Effect of foreign currency translation	—	—		—	8.1		—	8.1
Less: Acquisition activity	—	(1.3)		—	—		—	(1.3)
Organic total revenue	$133.2	$105.2	(21.0)%	$105.3	$97.6	(7.3)%	$300.0	$263.2	(12.3)%

(1)Presented net of domestic eliminations.

(2)Presented net of intersegment eliminations.

Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth (Non-GAAP)

	Custom Solutions(1)			Europe(2)			CIBER Consolidated
(Dollars in millions)	YTD 2008	YTD 2009	% Change	YTD 2008	YTD 2009	% Change	YTD 2008	YTD 2009	% Change
GAAP total revenue	$401.2	$336.6	(16.1)%	$321.0	$258.0	(19.6)%	$912.0	$775.4	(15.0)%
Plus: Effect of foreign currency translation	—	—		—	52.5		—	52.5
Less: Acquisition activity	—	(3.6)		—	(0.6)		—	(4.2)
Organic total revenue	$401.2	$333.0	(17.0)%	$321.0	$309.9	(3.5)%	$912.0	$823.7	(9.7)%

(1)Presented net of domestic eliminations.

(2)Presented net of intersegment eliminations.

Item 9.01(d).  Exhibits.

99.1                           Press release dated October 27, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, Inc.

Date: October 27, 2009	By:	/s/ Peter H. Cheesbrough
Peter H. Cheesbrough
Chief Financial Officer, Executive Vice President
and Treasurer